Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is entered into as of May 16, 2022, by and between [●] (the “Purchaser”) and Transphorm, Inc., a Delaware corporation (the “Company” or “Transphorm”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

R E C I T A L S

WHEREAS, the Company and the Purchaser entered into that certain Securities Purchase Agreement dated as of November [●], 2021 (the “Purchase Agreement”).

WHEREAS, pursuant to Section 9(a) of the Purchase Agreement, the Company and the Purchaser desire to amend Section 1(c) of the Purchase Agreement to amend the Second Investment Period.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

AGREEMENT

1.    Amendment to Section 1(c) of Purchase Agreement. Section 1(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows

“(c) Second Tranche Purchase and Sale. Beginning at the close of trading on the first full trading day after the Company publicly announces its earnings for the fourth fiscal quarter and year ended March 31, 2022 and ending at 5:00 p.m. Pacific Time on the seventh Business Day following such public earnings announcement (such time period, the “Second Investment Period”), the Purchaser shall have the right (but not the obligation) to purchase and acquire, for an aggregate purchase price equal to $[●]1 (the “Second Closing Aggregate Purchase Price”): (i) [●]2 shares of Common Stock (the “Second Closing Shares” and together with the “First Closing Shares,” the “Shares”) at the Purchase Price, and (ii) a Warrant to purchase up to an aggregate of [●]3 shares of Common Stock, at an exercise price of $6.00 per share and with the same expiration date as the First Closing Warrant (the “Second Closing Warrant” and together with the Second Closing Shares, the “Second Closing Securities”). If the Purchaser so elects to purchase the Second Closing Securities (and does not withdraw such election in accordance with the terms of this Agreement), subject to the terms and conditions of this Agreement, at the Second Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, (i) the Second Closing Shares for the Second Closing Aggregate Purchase Price, and (ii) the Second Closing Warrant. In the event of any stock dividend, stock split, combination of shares or other similar change in the capital structure of the Company after the date hereof and on or prior to the Second Closing which affects or relates to the Common Stock, the number and price of the Second Closing Shares and Second Closing Warrant shall be adjusted proportionately.”

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1 $5.00 multiplied by number of Second Closing Shares
2 50% of First Closing Shares
3 50% of First Closing Warrant

2.    Agreement Remains Effective; General Provisions. Each reference to “this Agreement,” “hereunder,” “hereof” and other similar references set forth in the Purchase Agreement and each reference to the Purchase Agreement in any other agreement, document or other instrument shall, in each case, refer to the Purchase Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Purchase Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Purchase Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

TRANSPHORM, INC.

By:
Name:	Mario Rivas
Title:	Chief Executive Officer

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

PURCHASER:

[●]

By:
Name:
Title: